               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                         October 16, 1995


                      AMERITECH CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State of other jurisdiction of incorporation)


      1-8612                                           36-3251481
  Commission File Number                     IRS Employer ID. No.

         30 South Wacker Drive, Chicago, Illinois 60606
             (Address of principal executive offices)

Registrant's telephone number, including area code: (312)750-5000

Item 7. Financial Statements and Exhibits

     Double-digit profit growth continued for the eighth consecutive quarter at Ameritech, as income rose 10.8% to $464.3 million in the third quarter of 1995 from $419.1 million in the third quarter of 1994, before one-time items in both quarters. Earnings per share increased 10.5% to 84 cents in the third quarter of 1995 from 76 cents in the third quarter of 1994, before one-time items in both quarters. Aggressive marketing and continued cost control contributed to the quarter's results.

     Revenues grew 6.7% to $3.4 billion, up from $3.2 billion in the third quarter of 1994.  Unit growth in the core business was fueled by:

- a record 4.4% rise in access lines, up to more than 18.8 million;
- a 47% increase in cellular customers, up to 1,673,000 over the past year; and
- growth of 8.7% in network access minutes of use.

     Ameritech completed the acquisition of National Guardian in early October. Taken together with the December 1994 acquisition of SecurityLink, National Guardian makes Ameritech a key player in the $11.2 billion security monitoring industry, serving 319,000 customers. The number of U.S. homes with security systems is expected to double from 15% to 30% by the year 2000.

     Including one-time items in both quarters, net income rose to $512.5 million in the third quarter of 1995, up from $250.9 million in the third quarter of 1994. Reported earnings per share rose to 92 cents in the third quarter of 1995 from 46 cents in the third quarter of 1994. The third quarter of 1995 includes net pretax gains from one-time items including $10.0 million ($6.9 million after taxes, or 1 cent per share) from net settlement gains related to lump-sum pension payments to former employees, and $65.8 million ($41.3 million after taxes or 7 cents a share) from Ameritech's swap of certain minority cellular interests. The third quarter of 1994 included a $270.1 million pretax charge ($168.2 million after taxes or 30 cents per share) for work force restructuring.

     For the first nine months of 1995, Ameritech revenues rose 5.4% to $9.9 billion, up from $9.4 billion in the first nine months of 1994. Excluding one-time events, income for the first nine months of 1995 rose 11.6% to $1,386.6 million from $1,242.3 million a year ago. One-time events excluded in this calculation of income were a 1995 gain of $167 million after taxes from settlement gains, a 1995 gain of $41.3 million after taxes on the cellular swap, and a 1994 charge of $501 million after taxes for work force restructuring. Reported net income was $1,594.9 million in the first nine months of 1995, compared with $741.3 million in the first nine months of 1994.

     Before one-time events, earnings per share for the first nine months of 1995 grew 11.1% to $2.51 from $2.26 in the first nine months of 1994. Including one-time events, reported earnings per share were $2.88 in the first nine months of 1995, compared with $1.35 in the first nine months of 1994.

               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (Dollars in millions, except per share amounts)

                              Three Months Ended
                                   September 30        Percent
                              1995 (1)    1994 (1)      Change
                             ---------   ---------     -------
                            (Unaudited) (Unaudited)

Revenues                     $3,381.4    $3,170.0        6.7
Operating expenses (2) (3)    2,578.7     2,737.6       (5.8)
                             --------    --------
Operating income                802.7       432.4       85.6
Other income, net (2)          (112.4)      (41.4)     171.5
Interest expense                119.0       113.6        4.8
                             --------    --------
Income before income taxes      796.1       360.2      121.0
Income taxes                    283.6       109.3      159.5
                             --------    --------
Net income                   $  512.5    $  250.9      104.3
                             --------    --------

Average common shares
   outstanding  (000)         554,513     549,893        0.8

Earnings per common share       $0.92       $0.46      100.0


Dividends declared per
   common share                 $0.50       $0.48        4.2

(1) Income before one-time items rose 10.8 percent to $464.3 million from $419.1 million in the third quarter 1994. Earnings per share before one-time items grew 10.5 percent to $0.84 per share, up from $0.76 per share in the third quarter of 1994. See notes (2) and (3) for details of one-time items.

(2) Third quarter 1995 results include a $10.0 million pretax net credit ($6.9 million after-tax or $0.01 per share) related to net settlement gains associated with lump-sum pension payments from the nonmanagement pension plan to former employees, related to the work force restructuring program. Third quarter 1995 results also include a $65.8 million pretax gain ($41.3 million after-tax or $0.07 per share) resulting from the swap of minority interests in certain cellular partnerships inIndianapolis, Cleveland and Rockford in exchange for cash and a minority interest in the Ameritech Detroit/Flint cellular partnership. This transaction was necessitated by Ameritech's successful bid for the personal communications services (PCS) licenses in Indianapolis and Cleveland.

(3) Third quarter 1994 results include a $270.1 million pretax charge ($168.2 million after-tax or $0.30 per share) related to work force restructuring.

                 CONSOLIDATED STATEMENTS OF INCOME
         (Dollars in millions, except per share amounts)

                                       Nine Months Ended
                                          September 30       Percent
                                    1995 (1)      1994 (1)    Change
                                   ---------     ---------   -------
                                  (Unaudited)   (Unaudited)

Revenues                           $9,896.0      $9,388.3      5.4
Operating expenses (2) (3)          7,244.7       8,069.4    (10.2)
                                   --------      --------
Operating income                    2,651.3       1,318.9    101.0
Other income, net (2)                (181.0)       (104.0)    74.0
Interest expense                      356.2         323.3     10.2
                                   --------      --------
Income before income taxes          2,476.1       1,099.6    125.2
Income taxes                          881.2         358.3    145.9
                                   --------      --------
Net income                         $1,594.9      $  741.3    115.1
                                   --------      --------

Average common shares
   outstanding  (000)               553,509       548,634      0.9

Earnings per common share             $2.88         $1.35    113.3

Dividends declared per
   common share                       $1.50         $1.44      4.2

(1) Income before one-time items rose 11.6 percent to $1,386.6 million from $1,242.3 million in the first nine months of 1994. Earnings per share before one-time items grew 11.1 percent to $2.51 per share, up from $2.26 per share in the first nine months of 1994. See notes (2) and (3) for details of one-time items.

(2) 1995 results include a $266.3 million pretax net credit
    ($167.0 million after-tax or $0.30 per share) related to net settlement gains associated with lump-sum pension payments from the nonmanagement pension plan to former employees, related to the work force restructuring program. 1995 results also include a $65.8 million pretax gain ($41.3 million after-tax or $0.07 per share) resulting from the swap of minority interests in certain cellular partnerships as previously discussed.

(3) 1994 results include an $800.1 million pretax charge ($501.0 million after-tax or $0.91 per share) related to work force restructuring.

                CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)


                                                            Change
                                                             from
                                     Sept. 30    Dec. 31    Dec. 31
                                       1995        1994       1994
                                     --------    -------    -------
ASSETS                             (Unaudited)
------

Current assets                       $ 3,420.5   $ 2,890.6  $  529.9
Property, plant and equipment         13,272.3    13,454.5    (182.2)
Investments, primarily international   1,172.0     1,197.0     (25.0)
Other assets and deferred charges      3,127.3     2,404.7     722.6
                                     ---------   ---------  --------
Total assets                         $20,992.1   $19,946.8  $1,045.3
                                     ---------   ---------  --------

LIABILITIES AND SHAREOWNERS' EQUITY
-----------------------------------


Debt maturing within one year        $ 1,806.4   $ 1,898.3    $(91.9)
Other current liabilities              3,181.0     3,257.8     (76.8)
Long-term debt                         4,547.1     4,447.9      99.2
Deferred credits and
other long-term liabilities            4,498.7     4,287.7     211.0
Shareowners' equity                    6,958.9     6,055.1     903.8
                                     ---------   ---------  --------
Total liabilities and
shareowners' equity                  $20,992.1   $19,946.8  $1,045.3
                                     ---------   ---------  --------

              SELECTED FINANCIAL AND OPERATING DATA
                            (Unaudited)
                         (Dollars in millions)

                                     Sept. 30   Sept. 30    Percent
                                       1995       1994       Change
                                     --------   --------    -------

Debt ratio                              47.7%       44.8%     n/m
Customer lines (000's)                18,846      18,054      4.4
Employees                             62,252      65,146     (4.4)
Telephone company employees           50,991      56,043     (9.0)
Customer lines per telephone
company employee                         370         322     14.9

Return on average
   equity - annualized    Qtr.          29.5%       18.4%    60.3
                          YTD           31.7%       14.3%     n/m

Return on average total
   capital - annualized   Qtr.          18.4%       12.6%    46.0
                          YTD           19.4%       10.2%     n/m

Construction activity     Qtr.        $563.6      $448.6     25.6

                          YTD       $1,368.7    $1,342.8      1.9


n/m - not meaningful

                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 16, 1995          AMERITECH CORPORATION


                              By _____________________
                                 Bruce B. Howat
                                 Secretary